SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 31, 2013 (July 15, 2013)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-30061	95-4557538
(State of other Jurisdiction of	(Commission file no.)	(IRS employer identification no.)
incorporation)

9705 N. Broadway Ext. Ste 200, 2nd Floor

Oklahoma City, OK 73114

(Address of principal executive offices)

+ 31 20 653 5916

(Issuer's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

Conversion and Termination of Loan Agreement

As previously disclosed, on May 24, 2013, the Company entered into a certain loan agreement with a member of its board of directors pursuant to which the Company borrowed a principal amount of € 1,000,000.00 (the “Principal Amount”) at an interest rate of 12% per annum (“Loan Agreement”) and issued a warrant (“Warrant”) to the director to purchase 1,253,194 restricted shares of the Company’s common stock, $0.00001 par value (the “Common Stock”) exercisable at $1.03 per share for a term of 5 years, with a mandatory cash exercise after 12 months in the event the average closing bid price is $1.55 or higher for 10 consecutive trading days.

On July 14, 2013, the Company entered into an amendment (the “Amendment”) to terminate the Loan Agreement and cancel the Warrant. In exchange for termination of the Loan Agreement, the Company entered into a Stock Purchase Agreement, dated July 15, 2013 (the “Purchase Agreement”) with the director pursuant to which the Company agreed to convert the Principal Amount of the loan into 1,840,631 restricted shares of the Company’s Common Stock. The conversion rate was calculated against the Euros (€) to U.S. Dollars ($) exchange rate as of July 12, 2013 and the closing of the Company’s stock on NYSE MKT on that date, which was $0.71 per share (the “Conversion”). The closing of the Conversion will occur upon satisfaction or waiver of the customary closing conditions set forth in the Purchase Agreement.

The foregoing is not a complete summary of the Conversion as it is qualified in its entirety by reference to the Loan Agreement and the Amendment, attached hereto as Exhibit 4.1, and the Purchase Agreement, attached hereto as Exhibit 4.2, which are incorporated by reference herein.

The securities offered in the Conversion will be issued to an “accredited investor” (as defined in Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”)) in Europe pursuant to an exemption from registration under Section 4(2) and Regulation D (Rule 506) under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

4.1. Loan Agreement, dated May 24, 2013, by and between the Company and Johan Dejager as amended by that certain Addendum to the Loan Agreement, dated July 14, 2013, by and between the Company and Johan Dejager.

4.2 Stock Purchase Agreement, dated as of July 15, 2013, by and between the Company and Johan Dejager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2013	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel